UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 2
                                       TO
                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

Date of Report
 (Date of earliest event reported): May 7, 2001 (December 15, 2000)
                                                -------------------

                             Whatsupmusic.com, Inc.
             (Exact name of Registrant as specified in its charter)

Nevada                        000-26493                        0390251
(State or Other            (Commission File                 (IRS Employer
Jurisdiction of                 Number)                     Identification
Incorporation)                                                 Number)

1130 West Pender Street, Vancouver, British Columbia, Canada     V6E 4A4
(Address of principal executive offices)                        (Zip Code)

                                 (604) 642-6435
              (Registrant's telephone number, including area code)

Item 4.  Changes in Registrant's Certifying Accountant

         On December 6, 2000, the Registrant was informed by Barry L. Friedman, CPA, the engagement partner responsible for Whatsupmusic.com, Inc.'s audit, that Barry L. Friedman, P.C. was resigning. On December 15, 2000, the registrant retained the firm of MacKay & Partners, Chartered Accountants as its new auditors. The decision to retain MacKay & Partners, Chartered Accountants as its new auditors was approved by the Registrant's board of directors.

         Barry L. Friedman, P.C. had been the Registrant's principal accountants for the purpose of auditing its financial statements for the fiscal years ended September 30, 1999, September 30, 1998 and September 30, 1997. The reports of Barry L. Friedman, P.C. on the financial statements of the Registrant did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Registrant has had no disagreements with its former principal accountants during the Registrant's two most recent fiscal years and the subsequent interim period preceding the date of resignation on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of the former principal accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its reports relating to its audits for the Registrant.

Item 5.  Other Events

         The Registrant is unable to provide a letter signed by Barry L. Friedman confirming that the Registrant's above-reported change in certifying accountant was not due to a disagreement. Further, Amendment No. 1 to Form 8-K filed February 12, 2001 incorrectly contained as an exhibit a signed letter from Barry L. Friedman regarding the above-reported change in the Registrant's certifying accountant. Mr. Friedman died before a signed letter could be obtained.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              Whatsupmusic.com, Inc.
                                               Registrant



DATED: May 7, 2001                            By:/s/ Ian Stuart
                                                 --------------
                                                 President